EXHIBIT 13.1
CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of MFC Bancorp Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof  (the “Annual Report”), I, Michael J. Smith, as Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(i)
the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)
the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2017
/s/ Michael J. Smith
By: Michael J. Smith
Title: Chief Executive Officer
This certification accompanies this Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.